November 5 , 2014 Third Quarter 2014 Earnings Call

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities (RMBS), the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions and investments in mortgage servicing rights. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Executive Summary

STRONG THIRD QUARTER 2014 RESULTS

- Reported book value of $11.25 per share; total return on book value 3.8%[(1)]
  - Q3-2014 cash dividend of $0.26 per share
- Delivered Comprehensive Income of $152.6 million
  - Return on average equity of 14.9%, or $0.42 per share
- Generated Core Earnings of $82.8 million, or $0.23 per share[(2)]

BUSINESS UPDATE

- Mortgage loan conduit and securitization
  - Completed two securitizations in Q3-2014
  - High-LTV and non-Prime products
- Mortgage Servicing Rights (MSR)
  - Significant opportunity to add flow sellers over time

(1) See Appendix slide 14 for calculation of second quarter return on book value.

(2) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers. For a reconciliation of GAAP to non-GAAP financials, please refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 17.

3

Market Overview

MACROECONOMIC ENVIRONMENT & POLICY CONSIDERATIONS

- FHFA proposed rulemaking on FHLB membership requirements
- Home price appreciation continues
  - CoreLogic Home Price Index up 6.4% on rolling 12-month basis[1]
- Unemployment
  - Steady improvement
- End of Federal Reserve's Quantitative Easing (QE)
  - Final reduction in asset purchases to occur in November
- Continued low interest rate environment
  - Curve flattened
- Actively engaged with a variety of parties in Washington

(1) Source: CoreLogic Home Price Index rolling 12-month change as of August 31, 2014.

4

Book Value 5 (Dollars in thousands, except per share data) Q3-2014 Book Value ($M) Q3-2014 Book Value per share YTD-2014 Book Value ($M) YTD-2014 Book Value per share Beginning stockholders’ equity – basic $4,058.5 $11.09 $3,855.0 $10.56 GAAP Net Income: Core Earnings, net of tax 82.8 260.7 Realized gains (losses), net of tax 29.5 6.0 Unrealized mark-to-market (losses), net of tax 81.3 (62.5) Other comprehensive income (41.0) 331.8 Dividend declaration (95.2) (285.6) Other 2.0 12.3 Balance before capital transactions 4,117.9 $4,117.7 Issuance of common stock, net of offering costs 0.2 0.4 Ending stockholders’ equity – basic and diluted $4,118.1 $11.25 $4,118.1 $11.25 Q3-2014 Comprehensive Income of $152.6 million; YTD-2014 Comprehensive Income of $536.0 million Cash dividend of $0.26 per common share in Q1, Q2 and Q3-2014

E X P E N S E R AT I O Financial Summary 6 Q 3 - 2 014 F I N A NC IAL H I G H L I G H TS C O R E E A R N I NGS (1) (1) See footnote 2 on slide 3 for Core Earnings definition. For a reconciliation of GAAP to non-GAAP financials, refer to Appendix slide 17. • Core Earnings of $0.23 per share; annualized return on average equity of 8.1%(1) • Driven by: ― Low implied debt-to-equity ― Higher swap spread expense ― Partially offset by lower other operating expense ratio • Taxable income consistent with expectation when setting dividend 1.0% 1.3% 1.5% 1.5% 1.2% 0.0% 0.5% 1.0% 1.5% 2.0% Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Other Operating Expenses as % of Average Equity $67.7 $76.4 $88.2 $89.7 $82.8 $0.19 $0.21 $0.24 $0.24 $0.23 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Core Earnings ($M) Core EPS

Financing Profile[1]

REPURCHASE AGREEMENTS

- Repo markets functioning in normal manner; no meaningful shifts in financing haircuts or repo rates
- Outstanding borrowings of $12.3 billion with 25 active counterparties
- Focused on diversification and financial stability across repo counterparties
  - Added one new counterparty during the quarter
- Continued to ladder repo maturities; average 100 days to maturity[2]

FEDERAL HOME LOAN BANK OF DES MOINES

- Available borrowings under facility increased to $2.5 billion late in the quarter
  - Outstanding secured advances of $1.5 billion
  - Average maturity approximately 44 months; borrowing rate 0.4%
  - Pledged collateral shifting toward certain A-rated or better non-Agency RMBS and prime jumbo residential mortgage loans

MATURITY PROFILE OF 256 DAYS ON AGGREGATE REPO BORROWINGS AND FHLB ADVANCES[2]

(1) Data as of September 30, 2014.
(2) Excludes repurchase agreements collateralized by U.S. Treasuries.

7

Portfolio Performance Summary 8 Q 3 - 2 014 TOTA L R E T U R N O N BV O F 3 . 8% (1) Q 3 - 2 014 N E T I N T E R E ST Y I E L D A N N UAL I ZE D Y I E L D S BY R M BS P O RT FO L I O (1) See Appendix page 14 for calculation of third quarter return on book value. (2) Assets in “Rates” include Agency RMBS, inverse interest-only securities (IIOs or Agency Derivatives) and MSR. (3) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. (4) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency RMBS includes bonds issued after 2009. (5) Non-Agency RMBS, meaning RMBS that are not issued or guaranteed by the Government National Mortgage Association (or Ginnie Mae), the Federal National Mortgage Association (or Fannie Mae), or the Federal Home Loan Mortgage Corporation (or Freddie Mac). (6) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps. R AT E S P E R FO R M A NC E (2) • Strong overall performance; aided by shift in hedge position • MSR yield attractive; 8.9% in quarter C R E D I T P E R FO R M A NC E (3) • Stable legacy and new issue non-Agency RMBS yields(4)(5) • Lower yield on net economic interest in securitization trusts ― Due to increased AAA bond holdings Portfolio Metrics Three Months Ended June 30, 2014 Three Months Ended Sept. 30, 2014 Annualized portfolio yield during the quarter 4.64% 4.46% Rates(2) Agency RMBS, Agency Derivatives and MSR 3.8% 3.6% Credit(3) Non-Agency RMBS, Legacy(4)(5) 9.0% 9.0% Non-Agency RMBS, New issue(4)(5) 3.5% 3.4% Net economic interest in securitization trusts 5.3% 4.4% Prime jumbo residential mortgage loans 4.1% 4.1% Credit sensitive loans (CSL) 6.1% 3.4% Annualized cost of funds on average repurchase and advance balance during the quarter(6) 1.26% 1.47% Annualized interest rate spread for aggregate portfolio during the quarter 3.38% 2.99% 2.8% 3.1% 3.3% 3.4% 3.3% 9.0% 8.9% 9.1% 8.7% 8.5% 4.0% 4.2% 4.3% 4.4% 4.3% 0.0% 2.5% 5.0% 7.5% 10.0% Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Agency RMBS Non-Agency RMBS Aggregate Portfolio

TA RG ET E D C A P I TAL A L LO C AT I O N Q 3 - 2 014 H I G H L I G H T S P O RT FO L I O C O M P O S I T I O N Portfolio Composition 9 • 56% capital allocation to Rates — Sold high-LTV and low FICO pools; reinvested in lower loan balance pools — Sold majority of ARM holdings • 44% capital allocation to Credit — Capital allocation to conduit increased quarter-over-quarter Rates(4) $10.4B Credit(5) $3.9B AS OF SEPTEMBER 30, 2014 $14.3B Portfolio $ Millions (1) Assets in “Other” include CSL and non-Agency IOs. (2) Includes IIOs (or Agency Derivatives) of $186.4 million. (3) HECM are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives and MSR. (5) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. 30-Year Fixed $6,658 HECM(3) $1,764 Senior $2,474 Mezzanine $518 MSR $498 Hybrid ARMs $132 15-Year Fixed $65 Other-Fixed $793 IOs and IIOs(2) $472 Other(1) $34 57% 53% 52% 54% 54% 57% 58% 57% 56% 36% 37% 38% 46% 46% 43% 42% 43% 44% 7% 10% 10% 0% 10% 20% 30% 40% 50% 60% 70% Rates Credit Residential Real Properties Net Economic Interest in Securitization Trusts $490 Prime Jumbo Loans $419 Dec. 31, 2013 Mar. 31, 2014 Jun. 30, 2014 Sept. 30, 2014 0.0% 1.8% 5.7% 7.6%

Key Portfolio Metrics

Q3-2014 PORTFOLIO METRICS

- Low implied debt-to-equity ratio of 2.7x versus 3.0x at June 30, 2014[1]
- Agency prepayments stable
- Non-Agency prepayment speeds modestly higher

BV EXPOSURE TO +100BPS CHANGE IN RATES[2]



5.0%
2.5%
-
(2.5%)
(5.0%)
(1.2%)
(1.8%)
1.3%
(2.0%)
(0.1%)
Q3-2013
Q4-2013
Q1-2014
Q2-2014
Q3-2014

Portfolio Metrics		Q2-2014	Q3-2014
Agency	Weighted average 3-month CPR[3]	8.5%	7.9%
	Weighted average cost basis[4]	$108.4	$108.3
Non-Agency	Weighted average 3-month CPR	3.6%	4.1%
	Weighted average cost basis[4]	$55.4	$57.2
Change in equity value for +100bps change in interest rates[2]		(2.0%)	(0.1%)
Implied Debt-to-equity[1]		3.0x	2.7x

Q3-2014 HEDGING STRATEGY

- Minimal overall exposure to interest rates
- Repositioned hedges
  - Extended swaption maturity; decreased notional by $4 billion
  - Added $4 billion shorter duration swaps to protect against Fed rate increase
- Positioned for flatter interest rate curve
- Limited basis risk exposure

(1) Implied debt-to-equity is calculated after including net long or short TBA position. As of June 30, 2014 and September 30, 2014, the net TBA position was short $0.4 billion and short $0.7 billion notional, respectively.
(2) Represents estimated percentage change in equity value for theoretical +100 bps parallel shift in interest rates. Change in equity value is total net asset change.
(3) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives).
(4) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency IO portfolio would have been $53.14 at September 30, 2014.

10

Mortgage Loan Conduit and Securitization C O N D U I T I N I T I A T I VE G A I N I N G M O M E N T U M • Completed two securitizations during the quarter • Pipeline (interest rate locks and prime jumbo holdings) remains strong, approximately $750 million at quarter-end; intend to complete future securitizations as market conditions permit • Retained interest includes AAAs of approximately $390 million and Subs and IOs of approximately $100 million – Expect to shift toward Subs and IOs over time • Focus on building additional originator relationships 11 PRIME JUMBO LOAN SUMMARY – 2014 $4 $8 $22 $54 $138 $243 $471 $461 $296 $395 $268 $642 $642 15 16 18 19 20 21 23 25 28 30 10 20 30 0 200 400 600 800 1,000 1,200 S e ller s C u m u la ti ve U P B ( $ M ill ion s) 2014 Settled Loans - Unsecuritized 2014 Settled Loans - Securitized Sellers (1) “2014 Settled Loans – Securitized” represents loans securitized under Agate Bay Mortgage Trust 2014-1 and Agate Bay Mortgage Trust 2014-2. (1)

Business Update

LAUNCHED HIGH-LTV AND NON-PRIME SUBSEQUENT TO QUARTER-END

- High-LTV:
  - Extension of current prime jumbo program
  - Focused on higher quality borrowers who need or desire to make smaller down payments
- Non-prime:
  - Aimed at borrowers unable to get a loan due to the extremely tight credit standards
  - Large potential market
  - Will take time to drive volume
- Potentially attractive investments for portfolio
- Serves goal to be a provider of capital to U.S. mortgage market

MORTGAGE SERVICING RIGHTS

- Opportunity to cultivate a large network of sellers
- Continue to view MSR as an attractive asset for portfolio

12

Appendix

Return on Book Value 14 Return on book value Q3-2014 (Per diluted share amounts, except for percentage) Book value at September 30, 2014 $11.25 Book value at June 30, 2014 11.09 Increase in book value 0.16 Dividend declared in Q3-2014 0.26 Return on book value Q3-2014 $0.42 Return on book value Q3-2014(1) 3.8% Note: Diluted shares outstanding at end of period are used as the denominator for book value per share calculation. (1) Return on book value for quarter ended September 30, 2014 is defined as the increase in book value per diluted share, from June 30, 2014 to September 30, 2014 of $0.16, plus dividend declared of $0.26 per share, divided by June 30, 2014 diluted book value of $11.09 per share.

D I V I D E NDS (2) Financial Performance 15 C O M P R E H E N S I V E I N C O M E BO O K VA LU E A N D D I V I DE ND P E R S H A R E (1) G A A P N E T I N C O M E ( LO S S ) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants (Q3 and Q4-2013) determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. $0.28 $0.26 $0.26 $0.26 $0.26 11.5% 11.2% 10.1% 9.9% 10.8% 0.0% 2.5% 5.0% 7.5% 10.0% 12.5% 15.0% $0.00 $0.10 $0.20 $0.30 $0.40 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Dividend per Share ($) Dividend Yield (%) $10.35 $10.56 $10.71 $11.09 $11.25 $0.28 $0.26 $0.26 $0.26 $0.26 $8.00 $10.00 $12.00 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Book Value ($) Dividend Declared ($) $54.0 $171.4 $152.6 $230.8 $152.6 5.7% 17.7% 15.7% 23.0% 14.9% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $- $100 $200 $300 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Comp. Income ($M) Comp. Income ROAE (%) ($192.7) $239.4 ($29.1) $39.7 $193.6 ($0.53) $0.66 ($0.08) $0.11 $0.53 ($1.00) ($0.50) $0.00 $0.50 $1.00 $(250) $(125) $- $125 $250 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 GAAP Net Inc. ($M) GAAP EPS ($)

Operating Performance

(In millions, except for per share data)	Core Earnings	Realized Gains	Unrealized MTM	Q2-2014 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q3-2014 Financials
Interest income	$140.1	$ -	$ -	$140.1	$142.3	$ -	$ -	$142.3
Interest expense	24.9	-	-	24.9	24.7	-	-	24.7
Net interest income	115.2	-	-	115.2	117.6	-	-	117.6
Net other-than-temporary impairment losses	-	-	-	-	-	-	-	-
Gain (loss) on investment securities	-	35.9	1.8	37.7	-	67.8	(8.4)	59.4
(Loss) gain on interest rate swaps and swaptions	(18.9)	(5.1)	(92.0)	(116.0)	(26.8)	(45.3)	100.6	28.5
Gain (loss) on other derivative instruments	7.9	(33.3)	1.2	(24.2)	7.1	(6.6)	5.6	6.1
(Loss) gain on mortgage loans held-for-sale	-	(1.8)	13.6	11.8	-	5.7	(8.1)	(2.4)
Servicing income	33.8	-	-	33.8	32.3	-	-	32.3
(Loss) gain on servicing asset	(13.9)	-	(15.7)	(29.6)	(14.7)	-	4.0	(10.7)
Other income (loss)	0.2	6.4	14.4	21.0	0.6	(0.3)	(1.9)	(1.6)
Total other income (loss)	9.1	2.1	(76.7)	(65.5)	(1.5)	21.3	91.8	111.6
Management fees & other operating expenses	33.2	0.1	-	33.3	30.8	9.7	-	40.5
Net income (loss) before income taxes	91.1	2.0	(76.7)	16.4	85.3	11.6	91.8	188.7
Income tax expense (benefit)	1.4	(13.1)	(11.6)	(23.3)	2.5	(17.9)	10.5	(4.9)
Net income (loss)	**89.7**	**15.1**	**(65.1)**	**39.7**	**82.8**	**29.5**	**81.3**	**193.6**
Basic and diluted weighted average EPS	$0.24	$0.04	$(0.17)	$0.11	$0.23	$0.08	$0.22	$0.53

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GAAP to Core Earnings Reconciliation 17 (In thousands, except for per share data) Three Months Ended June 30, 2014 Three Months Ended September 30, 2014 Reconciliation of GAAP to non-GAAP Information Core Earnings: Net income $39,657 $193,590 Adjustments for non-core earnings: Gain on sale of securities and mortgage loans, net of tax (34,772) (68,432) Unrealized (gain) loss on trading securities and mortgage loans held-for-sale, net of tax (9,980) 10,479 Realized loss on termination or expiration of swaps and swaptions, net of tax 4,399 28,100 Unrealized loss (gain) on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax 78,666 (83,620) Loss on other derivative instruments, net of tax 18,026 713 Realized and unrealized (gain) loss on financing securitizations (20,829) 2,159 Unrealized loss (gain), net of tax, on mortgage servicing rights 14,418 (6,482) Securitization deal costs - 2,181 Amortization of business combination intangible assets, net of tax 86 - Representation and warranty expenses - 4,138 Core Earnings $89,671 $82,826 Weighted average shares outstanding - Diluted 366,078,124 366,118,866 Core Earnings per weighted average share outstanding - Diluted $0.24 $0.23

Rates: Agency RMBS Metrics 18 AGENCY RMBS CPR(3) AGENCY PORTFOLIO YIELDS AND METRICS (1) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (2) Securities collateralized by loans of less than or equal to $85K. (3) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (4) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. (5) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools. MHA pools consist of borrowers who have refinanced through HARP. (6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation (FICO). Portfolio Yield Realized Q2-2014 At June 30, 2014 Realized Q3-2014 At Sept. 30, 2014 Agency yield 3.4% 3.2% 3.3% 3.3% Repo and FHLB costs 0.4% 0.4% 0.4% 0.4% Swap costs 0.7% 0.7% 0.9% 0.9% Net interest spread 2.3% 2.1% 2.0% 2.0% Portfolio Metrics Q2-2014 Q3-2014 Weighted average 3-month CPR(3) 8.5% 7.9% Weighted average cost basis(4) $108.4 $108.3 Agency: Vintage & Prepayment Protection Q2-2014 Q3-2014 Other Low Loan Balance Pools(1) 12% 28% HECM 18% 18% $85K Max Pools(2) 17% 17% 2006 & subsequent vintages – Premium and IOs 18% 15% High LTV (predominately MHA)(5) 15% 7% Seasoned (2005 and prior vintages) 5% 5% Prepayment Protected 5% 5% 2006 & subsequent vintages – Discount 4% 4% Low FICO(6) 6% 1% AGENCY PORTFOLIO COMPOSITION 8.7% 7.9% 6.4% 8.5% 7.9% 0.0% 5.0% 10.0% 15.0% Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Agency RMBS CPR

Rates: Agency RMBS 19 As of September 30, 2014 Par Value (M) Market Value (M) % of Agency Portfolio Amortized Cost Basis (M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 4.0-4.5% $5,441 $5,838 59.1% $5,859 4.2% 20 ≥ 5.0% $729 $820 8.3% $790 5.5% 68 $6,170 $6,658 67.4% $6,649 4.4% 26 15-Year Fixed 3.0-3.5% $60 $62 0.7% $59 3.0% 46 4.0-4.5% $2 $2 0.0% $2 4.0% 51 ≥ 5.0% $1 $1 0.0% $1 6.6% 110 $63 $65 0.7% $62 3.1% 47 HECM $1,625 $1,764 17.8% $1,713 4.7% 36 Hybrid ARMs $122 $132 1.3% $128 2.8% 127 Other-Fixed $747 $793 8.0% $775 4.7% 72 IOs and IIOs $4,526 $472(1) 4.8% $450 4.0% 64 Total $13,253 $9,884 100.0% $9,777 4.4% 35 (1) Represents the market value of $285.9 million of IOs and $186.4 million of Agency Derivatives.

Rates: Mortgage Servicing Rights 20 As of June 30, 2014 As of September 30, 2014 Fair Value ($M) $500.5 $498.5 Unpaid Principal Balance ($M) $45,629.2 $45,526.8 Weighted Average Coupon 3.9% 3.9% Original FICO Score 740 730 Original LTV 74% 74% 60+ Day Delinquencies 1.2% 1.4% Net Servicing Spread 25 basis points 25 basis points Vintage: Pre-2009 3.8% 3.6% 2009-2012 64.5% 63.0% Post 2012 31.7% 33.4% Percent of MSR Portfolio: Conventional 71.1% 72.1% Government FHA 21.7% 20.9% Government VA/USDA 7.2% 7.0%

Credit: Non-Agency RMBS Metrics 21 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $53.14 at September 30, 2014. Portfolio Yield Realized Q2-2014 At June 30, 2014 Realized Q3-2014 At Sept. 30, 2014 Non-Agency yield 8.7% 8.6% 8.5% 8.2% Repo and FHLB costs 1.9% 1.9% 1.7% 1.7% Swap costs 0.7% 0.7% 0.8% 0.8% Net interest spread 6.1% 6.0% 6.0% 5.7% NON-AGENCY RMBS CPR Non-Agency: Loan Type Q2-2014 Q3-2014 Sub-Prime 78% 77% Prime 10% 10% Option-ARM 7% 7% Alt-A 4% 4% Other 1% 2% Portfolio Metrics Q2-2014 Q3-2014 Weighted average 3-month CPR 3.6% 4.1% Weighted average cost basis(1) $55.4 $57.2 4.8% 3.8% 3.4% 3.6% 4.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Non-Agency RMBS CPR

Credit: Non-Agency RMBS

As of September 30, 2014	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio Characteristics:			
Carrying Value ($M)	$2,473.7	$517.7	$2,991.4
% of Credit Portfolio	82.7%	17.3%	100.0%
Average Purchase Price(1)	$56.08	$62.52	$57.20
Average Coupon	2.2%	1.8%	2.2%
Weighted Average Market Price(2)	$73.04	$81.88	$74.43
Collateral Attributes:			
Average Loan Age (months)	88	109	91
Average Loan Size ($K)	$372	$275	$357
Average Original Loan-to-Value	70.3%	70.8%	70.4%
Average Original FICO(3)	619	648	624
Current Performance:			
60+ Day Delinquencies	27.6%	25.4%	27.2%
Average Credit Enhancement(4)	8.8%	22.5%	11.0%
3-Month CPR(5)	3.5%	6.8%	4.1%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $51.85, $60.17 and $53.14, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Repo and FHLB Financing(1) 23 (1) As of September 30, 2014. (2) Repo pledged collateral does not include U.S. Treasuries with repurchase agreements of $2.0 billion outstanding, cash and cash equivalents (restricted and unrestricted) and collateral due from counterparties. (3) Excludes FHLB membership and activity stock totaling $60.0 million as of September 30, 2014. Repo and FHLB Collateral(2)(3) Repo FHLB Total ($M) Available–for-sale securities, at fair value $11,185.8 $1,221.4 $12,407.2 Derivative asset, at fair value $184.9 $0.0 $184.9 Mortgage loans held-for-sale, at fair value $20.7 $387.1 $407.8 Net economic interests in consolidated securitization trusts $301.5 $85.8 $387.3 $11,692.9 $1,694.3 $13,387.2 Repo Maturities (2) Amount ($M) Percent (%) Within 30 days $1,913.8 19% 30 to 59 days $2,860.1 28% 90 to 119 days $2,289.5 22% 120 to 364 days $3,132.0 30% One year and over $93.2 1% $10,288.6 FHLB Maturities Amount ($M) Percent (%) ≤ 12 months $33.7 2% > 24 and ≤ 36 months $651.2 44% > 48 months $815.1 54% $1,500.0

Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) Payers Hedging Repo 2016 $6.1 0.622% 0.234% 1.82 2017 $6.4 1.074% 0.235% 2.87 2018 $1.1 1.314% 0.234% 3.74 2019 and after $2.0 2.268% 0.234% 7.14 $15.6 1.070% 0.234% 3.08 Other Payers 2016 $3.5 0.631% 0.234% 1.79 2017 $2.0 1.070% 0.233% 2.79 2018 $2.1 1.563% 0.234% 4.19 2019 and after $1.3 2.266% 0.233% 6.02 $8.9 1.188% 0.233% 3.20 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2018 $0.6 0.234% 1.440% 4.14 2019 and after $2.7 0.235% 2.751% 9.57 $3.3 0.235% 2.521% 8.62 Interest Rate Swaps(1) 24 (1) As of September 30, 2014.

Interest Rate Swaptions(1) 25 (1) As of September 30, 2014. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer ≥ 6 Months $190.2 $130.3 45.89 $5,210 4.27% 3M LIBOR 8.8 Total Payer $190.2 $130.3 45.89 $5,210 4.27% 3M LIBOR 8.8 Receiver < 6 Months $5.2 $0.8 2.17 $3,250 3M LIBOR 1.33% 5.4 Total Receiver $5.2 $0.8 2.17 $3,250 3M LIBOR 1.33% 5.4 Sale Contracts: Payer ≥ 6 Months $(81.2) $(36.7) 33.02 $(800) 3.44% 3M LIBOR 10.0 Total Payer $(81.2) $(36.7) 33.02 $(800) 3.44% 3M LIBOR 10.0